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                                                                     EXHIBIT 2.2

                         AMENDED AND RESTATED REVOLVING
                          CREDIT AND SECURITY AGREEMENT

                            SFBC INTERNATIONAL, INC.,
                             A DELAWARE CORPORATION
                                   "BORROWER"

                          SOUTH FLORIDA KINETICS, INC.,
                              A FLORIDA CORPORATION

                              SFBC FT. MYERS, INC.,
                              A FLORIDA CORPORATION

                       SFBC ANALYTICAL LABORATORIES, INC.,
                              A FLORIDA CORPORATION

                          SFBC NEW DRUG SERVICES, INC.,
                             A FLORIDA CORPORATION,
                           F/K/A SFBC CHARLOTTE, INC.

                                SFBC CANADA, INC.
                         A FEDERAL CORPORATION (CANADA)

                                 ANAPHARM, INC.
                        A PROVINCIAL CORPORATION (QUEBEC)

                      DAEDAL MANAGEMENT & INVESTMENT INC.,
                       A PROVINCIAL CORPORATION (ONTARIO)

                        DANAPHARM CLINICAL RESEARCH INC.,
                       A PROVINCIAL CORPORATION (ONTARIO)

                             SYNFINE RESEARCH INC.,
                       A PROVINCIAL CORPORATION (ONTARIO),
                         (COLLECTIVELY, THE "GUARANTOR")

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                     "BANK"

                                 JULY __30, 2003
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                     REVOLVING CREDIT AND SECURITY AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated as of July 30, 2003 by and among SFBC INTERNATIONAL, INC., a Delaware corporation ("Borrower"), WACHOVIA BANK, NATIONAL ASSOCIATION ("Bank") and SOUTH FLORIDA KINETICS, INC., a Florida corporation, d/b/a SOUTH FLORIDA BIOAVAILABILITY CLINIC, SFBC FT. MYERS, INC., a Florida corporation, SFBC ANALYTICAL LABORATORIES, INC., a Florida corporation, SFBC NEW DRUG SERVICES, INC., a Florida corporation, f/k/a SFBC CHARLOTTE, INC., SFBC CANADA, INC., a Federal corporation (Canada), ANAPHARM, INC., a provincial corporation (Quebec), DAEDAL MANAGEMENT & INVESTMENT INC., a provincial corporation (Ontario), DANAPHARM CLINICAL RESEARCH INC., a provincial corporation (Ontario), and SYNFINE RESEARCH INC., a provincial corporation (Ontario) (collectively, the "Guarantor");

                              W I T N E S S E T H :

         In consideration of the premises and of the mutual covenants herein contained and to induce Bank to extend credit to Borrower, the parties agree as follows:

         1. DEFINITIONS. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in Exhibit 1 hereto.

         2. THE LOANS.

            2.1(a). $7,000,000.00 Revolving Credit Facility. Bank agrees, on the terms and conditions set forth in this Agreement, to make Advances to Borrower from time to time during the Revolving Credit Period in amounts such that the aggregate principal amount of Advances at any one time outstanding will not exceed the lesser of (i) the $7,000,000.00 or (ii) the Borrowing Base (the "$7,000,000 Loan"). Notwithstanding the foregoing, (i) the aggregate amount of the Advances by Bank from time to time shall be subject to any reserves that Bank in its sole and absolute discretion may deem proper and/or necessary. Within the foregoing limit, Borrower may borrow, prepay and reborrow Advances at any time during the Revolving Credit Period for general corporate purposes. This is a revolving credit facility for general business purposes.

            2.1(b) $8,000,000.00 Non-Revolving Credit Facility. Bank agrees, on the terms and conditions set forth in this Agreement, subject to the terms and condition set forth in the $8,000,000 Note (as defined below), to make Advances on behalf of Borrower from time to time in amounts such that the aggregate principal amount of Advances at any one time outstanding will not exceed $8,000,000.00 (the "$8,000,000 Loan"). This is a non-revolving facility for the purpose of financing acquisitions of companies in related industries. Any sums borrowed and re-paid may not be re-borrowed again. Notwithstanding the foregoing, for so long as Borrower is in compliance with the terms and conditions of this Agreement and after giving effect thereto, there shall be no Default hereunder, Borrower may use its own funds to make one or more acquisitions.

            2.2. Notes. The Loans shall be evidenced by (i) an Amended and Restated Revolving Promissory Note in the face amount of $7,000,000.00 (the "$7,000,000 Note") and (ii) an Amended and Restated Non-Revolving Promissory
Note in the face amount of $8,000,000.00 (the "8,000,000 Note"), both dated of even date herewith (collectively the "Notes") and shall be payable in accordance with the terms of each respective Note and this Agreement.

            2.3. Intentionally Deleted.

            2.4. Cash Management Services. If Borrower subscribes to Bank's cash management services and such services are applicable to the $7,000,000 Loan, the terms of such services, as set forth in the Services Agreement, shall control the manner in which funds are transferred between the Demand Deposit Account and the $7,000,000 Loan for credit or debit to the $7,000,000 Loan.

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            2.5. Advances.

            (a) Under the $7,000,000 Loan, Bank, in its discretion, may require from Borrower a signed written request for an Advance in form satisfactory to Bank, which request shall be delivered to Bank no later than 12:00 noon (local time in Miami, Florida) on the date of the requested Advance, and shall set forth the calculation of the Borrowing Base and a reconciliation to the previous request or Borrowing Base Certificate, specify the date (which shall be a Business Day) and the amount of the proposed Advance and provide such other information as Bank may require. Bank's acceptance of such a request shall be indicated by its making the Advance requested. Such an Advance shall be made available to Borrower in immediately available funds at Bank's address referred to in Section 10.4. Notwithstanding the foregoing, Bank may, in its sole and absolute discretion, make or permit to remain outstanding Advances under the $7,000,000 Loan in excess of the original principal amount of the Note, and all such amounts shall (i) be part of the Indebtedness evidenced by the $7,000,000 Note, (ii) bear interest as provided herein, (iii) be payable upon demand by Bank, and (iv) be entitled to all rights and security as provided under the Loan Documents.

            (b) Advances under the $8,000,000 Loan shall be governed by and in accordance with the terms of the $8,000,000 Note and this Agreement.


            2.6. Repayment of Loans.

            (a) Interest on the $7,000,000 Loan shall accrue and be payable as set forth in the $7,000,000 Note. The $7,000,000 Loan shall mature, and the principal amount thereof and all accrued and unpaid interest, fees, expenses and other amounts payable under the Loan Documents shall be due and payable, on the Termination Date.

            (b) Interest on the $8,000,000 Loan shall accrue and be payable as set forth in the $8,000,000 Note. The $8,000,000 Loan shall mature, and the principal amount thereof and all accrued and unpaid interest, fees, expenses and other amounts payable under the Loan Documents shall be due and payable, as set forth in the $8,000,000 Note.

            (c) Bank may debit the Demand Deposit Account, the Collections Account and/or make Advances to Borrower (whether or not in excess of the lesser of the Maximum Loan Amount and the Borrowing Base) and apply such amounts to the payment of interest, fees, expenses and other amounts to which Bank may be entitled from time to time and Bank is hereby irrevocably authorized to do so without the consent of Borrower.

            (d) Borrower shall make each payment of principal of and interest on the Loans and fees hereunder not later than 12:00 noon (local time Miami, Florida) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Bank at its address referred to in Section
10.4. Whenever any payment of principal of, or interest on, either Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (e) To the extent that the aggregate amount of all Advances exceeds the Borrowing Base, the amount of such excess will be paid immediately to Bank upon Bank's demand.

            2.7. Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate, in Bank's discretion.

            2.8. Calculation of Interest. All interest under the Notes or hereunder shall be calculated on the basis of the Actual/360 Computation, as defined in the respective Notes.

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            2.9. Sales Tax. Borrower shall notify Bank if any Account includes any sales or other similar tax and Bank may, but shall not be obligated to, remit any such taxes directly to the taxing authority and make Advances or charge the Demand Deposit Account therefor. In no event shall Bank be liable for any such taxes.

            2.10. Intentionally Deleted.

            2.11. Fees. Borrower shall pay to Bank: (i) a one-time non-refundable facility fee in the amount of $25,000.00, prior to the closing of the Loans; (ii) annually during the term of the $7,000,000 Note, an annual non-refundable facility fee equal to 25 basis points on the difference between the average usage and the average availability supported by the Borrowing Base; and (iii) during the term of the $8,000,000 Note, a non-refundable non-use fee equal to 50 basis points of the average un-used portion for such previous year as determined on each fiscal year end of Borrower and on the Termination Date.

            2.12. Statement of Account. If Bank provides Borrower with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within forty-five (45) days after receipt.

            2.13. Termination. Upon at least thirty (30) days prior written notice to Bank, Borrower may, at its option, terminate this Agreement and the Loan facility. Bank may terminate the Loan facility hereunder at any time, without notice, upon or after the occurrence of a Default or Event of Default.

         3. CONDITIONS PRECEDENT TO BORROWING. Prior to any Advance, the following conditions shall have been satisfied, in the sole opinion of Bank and its counsel:

            3.1. Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, Bank will not make the initial Advance under either Loan unless and until the following conditions shall have been satisfied:

            (a) Loan Documents. Borrower and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the $7,000,000 Note, the $8,000,000 Note, and other required Loan Documents, all in form and substance reasonably satisfactory to Bank.

            (b) Supporting Documents. Borrower shall cause to be delivered to Bank the following documents:

                (i) A copy of the governing instruments of Borrower and each Subsidiary, and a good standing certificate of Borrower and each Subsidiary, certified by the appropriate official of its state of incorporation and the State of Florida, if different;

                (ii) Incumbency certificate and certified resolutions of the board of directors (or other appropriate Persons) of Borrower and each other Person executing any Loan Documents, signed by the Secretary or another authorized officer of Borrower or such other Person, authorizing the execution, delivery and performance of the Loan Documents;

                (iii) The legal opinion of Borrower's and any Guarantor's legal counsel addressed to Bank regarding such matters as Bank and its counsel may request;

                (iv) A satisfactory Borrowing Base Certificate duly completed by Borrower together with all supporting statements, schedules and reconciliations as required by Bank;

                (v) Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Bank, and evidence of payment to other parties of all fees or costs which Borrower is required under this Agreement to pay by the date of the initial Advance;

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                (vi) UCC-11 searches and other Lien searches showing no existing security interests in or Liens on the Collateral other than Permitted Liens;

                (vii) Any lien waivers requested by Bank pursuant to section 5.13(c) hereof; and

                (viii) A satisfactory Perfection Certificate duly completed by Borrower.

            (c) Insurance. Borrower shall have delivered to Bank satisfactory evidence of insurance meeting the requirements of Section 5.3.

            (d) Perfection of Liens. UCC-1 financing statements and, if applicable, certificates of title covering the Collateral executed by Borrower shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of the Security Agreement and the financing statements shall duly have been paid.

            (e) Subordinations. Bank shall have received subordinations satisfactory to it from (i) all lessors that might have landlord's Liens on any Collateral and (ii) all Guarantors and Affiliates as required by Section 5.9.

            (f) Additional Documents. Borrower shall have delivered to Bank all additional opinions, documents, certificates and other assurances that Bank or its counsel may require.

            (g) Payment of Fees. Borrower shall have paid all fees, costs and expenses as required by the Loan Documents in connection with the Closing.

            3.2. Conditions Precedent to Each Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request and each Advance Request (whether or not a written Advance Request is required) shall be deemed to be a representation that all such conditions have been satisfied:

            (a) Advance Request. Borrower shall have delivered to Bank an Advance Request and other information, as required under Section 2.5(a), unless the procedures described in Section 2.4 are in effect.

            (b) No Default. No Default shall have occurred and be continuing or could occur upon the making of the Advance in question and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

            (c) Correctness of Representations. All representations and warranties made by Borrower and any Guarantor herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

            (d) No Adverse Change. There shall have been no change which could have a Material Adverse Effect on the condition, financial or otherwise, of Borrower, any Subsidiary or any Guarantor from such condition as it existed on the date of the most recent financial statements of such Person delivered to Bank from time to time.

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            (e) Limitations Not Exceeded. As to the $7,000,000 Loan, the
proposed Advance shall not cause the outstanding principal balance of the $7,000,000 Loan to exceed the lesser of the Maximum Loan Amount and the Borrowing Base. If Borrower is required to deliver a written Advance Request, Bank shall have received a current Accounts Receivable Report (as required by Section 5.6) sufficient in form and substance to calculate and verify the Borrowing Base. As to the $8,000,000 Loan, the proposed Advance shall not cause the outstanding principal balance of the $8,000,000 Loan to exceed $8,000,000.

            (f) No Termination. Bank shall (i) have timely received all financial information from all Guarantors as required under the Loan Documents, and (ii) not have received notice from any Guarantor or any surety terminating or repudiating such Person's guaranty of the Indebtedness incurred by Borrower.

            (g) New Subsidiary Acquisition Funded by Advances. As to Advances under the $8,000,000 Loan, Borrower shall have delivered and Bank shall have approved in its sole and absolute discretion: (i) a purchase contract or letter of intent for the entity being acquired; (ii) two (2) most recent fiscal year-end financial statements of the entity being acquired; (iii) a consolidating three (3) year projection of Borrower, its subsidiaries and the entity being acquired; and (iv) a covenant compliance certification as of each fiscal year-end for the three (3) year projection period. At such time as an entity is acquired by use of an Advance, such entity shall, upon the Advance, become a guarantor of the $8,000,000 Loan and a guarantor of the $7,000,000 Loan. The new guarantor shall secure its guaranty by a first lien security interest in all of its assets in favor of Bank. Borrower shall pay all of Bank's reasonable out of pocket expenses incurred in connection with such acquisition(s), which fees shall, per occurrence, not exceed $5,000 in the aggregate.

            (h) New Subsidiary Acquisition or Formation Not Funded by Advances. As to the acquisition of a subsidiary or the formation of a new subsidiary not otherwise funded by Advances under the $8,000,000 Loan, Borrower shall have delivered (as applicable) and Bank shall have approved in its sole and absolute discretion: (i) a purchase contract or letter of intent for the entity being acquired; (ii) two (2) most recent fiscal year-end financial statements of the entity being acquired; (iii) a consolidating three (3) year projection of Borrower, its subsidiaries and the entity being acquired; and (iv) a covenant compliance certification as of each fiscal year-end for the three (3) year projection period. At such time as an entity is acquired or formed, such entity shall, within sixty (60) days of said acquisition or formation, become a guarantor of the $8,000,000 Loan and a guarantor of the $7,000,000 Loan. The new guarantor shall secure its guaranty by a first lien security interest in all of its assets in favor of Bank. Borrower shall pay all of Bank's reasonable out of pocket expenses incurred in connection with such acquisition(s) or formation(s), which fees shall, per occurrence, not exceed $5,000 in the aggregate.

            (i) Further Assurances. Borrower shall have delivered such further documentation or assurances as Bank may reasonably require.

         4. REPRESENTATIONS AND WARRANTIES. In order to induce Bank to enter into this Agreement and to make the Loan provided for herein, Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by Bank to Borrower:

            4.1. Valid Existence and Power. Each of Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a Material Adverse Effect on it. Each of Borrower and each other Person which is a party to any Loan Document (other than Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally. Borrower is organized under the laws of Delaware and has not changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported to Bank.

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            4.2. Authority. The execution, delivery and performance thereof by
Borrower and each other Person (other than Bank) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

            4.3. Financial Condition. Other than as disclosed in financial statements delivered on or prior to the date hereof to Bank, neither Borrower nor any Subsidiary nor (to the knowledge of Borrower) any Guarantor has any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person except as described on Exhibit 4.3 (if any). All such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Borrower, Subsidiary or Guarantor, as the case may be, as of the date thereof. Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to Borrower, such as general economic or industry trends) concerning the conditions or future prospects of Borrower or any Subsidiary or any Guarantor which has not been fully disclosed to Bank, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Bank. Borrower is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan documents, Borrower will be Solvent.

            4.4. Litigation. Except as disclosed on Exhibit 4.4 (if any), there are no material suits or proceedings pending, or to the knowledge of Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting Borrower, any Subsidiary or (to Borrower's knowledge) any Guarantor, or their assets, which if adversely determined would have a Material Adverse Effect on the financial condition or business of Borrower, such Subsidiary or such Guarantor.

            4.5. Agreements, Etc. Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, assets, operations or condition (financial or otherwise), nor is any such Person in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

            4.6. Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such Person, which default would have a Material Adverse Effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

            4.7. Title. Each of Borrower and each Subsidiary has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens. Borrower alone has full ownership rights in all Collateral.

            4.8. Collateral. The security interests granted to Bank herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently


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acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens. All of the Collateral is intended for use solely in Borrower's business.

            4.9. Location. The chief executive office of Borrower where Borrower's business records are located, all of Borrower's other places of business and any other places where any Collateral is kept, are all located at the addresses indicated on Exhibit 4.9. The Collateral is located and shall at all times be kept and maintained only at Borrower's location or locations as described on Exhibit 4.9 herein. No such Collateral is attached or affixed to any real property so as to be classified as a fixture unless Bank has otherwise agreed in writing. Borrower has not moved its chief executive office within the five (5) years preceding the date hereof.

            4.10. Taxes. Borrower and each Subsidiary have filed all federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. Neither Borrower nor any Subsidiary is subject to any federal, state or local tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes. Borrower and each Subsidiary have paid all sales and excise taxes payable by it.

            4.11. Labor Law Matters. No goods or services have been or will be produced by Borrower or any Subsidiary in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

            4.12. Accounts. Each Account, instrument, Chattel Paper and other writing constituting any portion of the Collateral (a) is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights; (b) is not subject to any deduction or discount (other than as stated in the invoice and disclosed to Bank), defense, set off, claim or counterclaim of a material nature against Borrower except as to which Borrower has notified Bank in writing; (c) is not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which Borrower has notified Bank in writing; (d) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; (e) is free of all Liens other than Permitted Liens; and (f) is for a liquidated amount maturing as stated in the invoice therefor. Each Account included in any Advance Request, Borrowing Base Certificate, report or other document as an Eligible Account or as an Eligible Unbilled Account meets all the requirements of an Eligible Account or as an Eligible Unbilled Account set forth herein.

            4.13. Judgment Liens. Neither Borrower nor any Subsidiary, nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

            4.14. Subsidiaries. If Borrower has any Subsidiaries, they are listed on Exhibit 4.14.

            4.15. Environmental. Except as disclosed on Exhibit 4.15, and except for ordinary and customary amounts of solvents, cleaners and similar materials used in the ordinary course of Borrower's business and in strict compliance with all Environmental Laws, neither Borrower, nor to Borrower's best knowledge any other previous owner or operator of any real property currently owned or operated by Borrower, has generated, stored or disposed of any Regulated Material on any portion of such property, or transferred any Regulated Material from such property to any other location in violation of any applicable Environmental Laws. Except as disclosed on Exhibit 4.15 to Borrower's best knowledge, no Regulated Material has been generated, stored or disposed of on any portion of the real property currently owned or operated by Borrower by any other Person, or is now located on such property. Except as disclosed on Exhibit 4.15, to Borrower's best knowledge, Borrower is in full compliance with all applicable Environmental Laws and Borrower has not been notified of any action, suit, proceeding or investigation which calls into question compliance by


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Borrower with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Regulated Material.

            4.16. ERISA. Borrower has furnished to Bank true and complete copies of the latest annual report required to be filed pursuant to Section 104 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each employee benefit plan or other plan maintained for employees of Borrower or any Subsidiary and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a "Termination Event" shall mean a "reportable event" as defined in Section 4043(b) of ERISA, or the filing of a notice of intent to terminate under Section 4041 of ERISA. Neither Borrower nor any Subsidiary has any unfunded liability with respect to any such Plan.

            4.17. Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

            4.18. Names. Borrower currently conducts all business only under its legal name as set forth above in the introductory section of this Agreement. Except as disclosed on Exhibit 4.18, during the preceding five (5) years Borrower has not (i) been known as or used any other corporate, fictitious or trade name, (ii) been the surviving entity of a merger or consolidation or (iii) acquired all or substantially all of the assets of any Person.

            4.19. Insider. Borrower is not, and no Person having "control" (as that term is defined in 12 U.S.C. ? 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower is, an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C. ? 375(b) or in regulations promulgated pursuant thereto) of Bank, of a bank holding company of which Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary.

            4.20. Compliance with Covenants; No Default. Borrower is, and upon funding of the Loan will be, in compliance with all of the covenants hereof. No Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the Loan will not cause a Default.

            4.21. Full Disclosure. There is no material fact which is known or which should be known by Borrower that Borrower has not disclosed to Bank which could have a Material Adverse Effect. No Loan Document, nor any agreement, document, certificate or statement delivered by Borrower to Bank, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by Borrower necessary to keep the other statements from being misleading.

            4.22. Additional Representations. Any additional representations or warranties set forth on Exhibit 4.22 (if any) hereto are true and correct in all material respects.

            4.23. Perfection Certificate. All representations, warranties and statements made by Borrower in the Perfection Certificate executed and delivered by Borrower to Bank in connection with the Loan are true and correct as of the date hereof.

            4.24. SFBC New Drug Services, Inc. SFBC New Drug Services, Inc., a Florida corporation, merged into SFBC Charlotte, Inc., a Florida corporation, as evidenced by those certain Articles of Merger of SFBC New Drug Services, Inc., a Florida corporation, filed with the Secretary of State of the State of Florida on April 4, 2003. SFBC New Drug Services, Inc. was dissolved and is no longer conducting any business. On April 4, 2003, the surviving entity, as a result of the merger, SFBC Charlotte, Inc., a Florida corporation changed its name with the Secretary of State of the State of Florida from SFBC Charlotte, Inc. to SFBC New Drug Services, Inc., a Florida corporation.

         5. AFFIRMATIVE COVENANTS OF BORROWER. Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each Subsidiary:

            5.1. Use of Loan Proceeds. Shall use the proceeds of the $7,000,000 Loan only for general corporation purposes, the proceeds of the $8,000,000 Loan only for the acquisition of new entitles and shall furnish Bank all evidence that it may reasonably require with respect to such uses.

            5.2. Maintenance of Business and Properties. Shall at all times maintain, preserve and protect all Collateral and all the remainder of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition (subject to ordinary wear and tear), and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

            5.3. Insurance. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by Bank and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies satisfactory to Bank. All hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions approved by Bank, shall name and directly insure Bank as secured party and loss payee under a long-form New York standard loss payee clause acceptable to Bank, or its equivalent, and shall not be terminable except upon 30 days' written notice to Bank. Borrower shall maintain professional liability insurance for Borrower and all domestic subsidiaries in an amount not less than $5,000,000.00 plus an umbrella policy in an amount not less than $3,000,000.00. Such professional liability insurance for all foreign subsidiaries shall be in an amount not less than $3,000,000.00. Borrower shall furnish to Bank copies of all such policies.

            5.4. Notice of Default. Shall provide to Bank immediate notice of
(a) the occurrence of a Default and what action (if any) Borrower is taking to correct the same, (b) any material litigation or material changes in existing material litigation or any judgment against it or its assets, (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations,
(e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance having a Material Adverse Effect on any Collateral, (g) the cancellation or termination of, or any default under, any material agreement to which Borrower is a party or by which any of its properties are bound, or any acceleration of the maturity of any Debt of Borrower; and (h) any loss or threatened loss of material licenses or permits.

            5.5. Inspections. Shall permit upon not less than three business days' notice to the Borrower, inspections of the Collateral and the records of such Person pertaining thereto and verification of the Accounts, at such times during regular business hours, and in such manner as may be reasonably required by Bank and shall further permit such inspections, reviews and field examinations of its other records and its properties (with such reasonable frequency and at such reasonable times as Bank may desire) by Bank as Bank may reasonably deem necessary or desirable from time to time, but in no event more often than twice each year provided an Event of Default shall not have occurred or is continuing. The cost of such field examinations, reviews, verifications and inspections shall be borne by Borrower with the aggregate costs and expenses of each such examination not to exceed $5,000.

            5.6. Financial Information. Shall maintain books and records in accordance with GAAP and shall furnish to Bank the following periodic financial information:

            (a) Periodic Borrowing Base Information. Within thirty (30) days of the end of each quarter (or more frequently if required by Bank), a completed Borrowing Base Certificate in such form as Bank shall require (a "Borrowing Base Certificate"). The Borrowing Base Certificate shall confirm that there is no Default under the Loan and Borrower shall attach the following to such Borrowing Base Certificate, which shall be certified by the chief financial officer or president of Borrower to be accurate and complete and in compliance with the terms of the Loan Documents: (i) a report listing all Accounts, all Eligible Accounts, and all Eligible Unbilled Accounts of Borrower as of the last Business Day of such month (an "Accounts Receivable Report") which shall include the amount and age of each Account (including the original date of each invoice), the name and mailing address of each Account Debtor, a detailing of all credits due such Account Debtor by Borrower stated in the number of days which have elapsed since the date each such credit was issued by Borrower, a reconciliation statement, and such other information as Bank may require in order to verify the Eligible Accounts and the Eligible Unbilled Accounts, all in reasonable detail and in form acceptable to Bank.

            (b) No Default Certificates. Within forty-five (45) days of the end of each quarter and within one hundred twenty 120 days of the end of each fiscal year, a compliance certificate in form satisfactory to Bank and a certificate of its president or chief financial officer that no Default then exists or if a Default exists, the nature and duration thereof and Borrower's intention with respect thereto, and in addition, shall cause Borrower's independent auditors (if applicable) to submit to Bank, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or if it discovered any such circumstances, the nature and duration thereof;

            (c) 10-K Statements. Deliver to Bank, within one hundred twenty
(120) days of the end of Borrower's and Guarantor's fiscal year end, Borrower's and Guarantor's 10-K Statements.

            (d) 10-Q Statements. Deliver to Bank, quarterly within sixty (60) days of the end of each such period, Borrower's and Guarantor's 10-Q Statements.

            (e) Subsidiary. Should Borrower or Guarantor acquire or form a new subsidiary during the term of the Loan, cause such new subsidiary to execute and deliver to Bank an unconditional and unlimited guaranty acceptable in form and substance to Bank, secured by new subsidiary's assets, within sixty (60) days of such purchase or formation.

            (f) Other Information. Such other information reasonably requested by Bank from time to time concerning the business, properties or financial condition of Borrower, Guarantor and their respective Subsidiaries.

            5.7. Maintenance of Existence and Rights. Borrower will preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.

            5.8. Payment of Taxes, Etc. Shall pay before delinquent all of its debts and taxes, except that Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that Bank may require bonding or other assurances).

            5.9. Subordination. Shall cause all debt and other obligations now or hereafter owed to any Guarantor, Affiliate, or any shareholder of Borrower to be subordinated in right of payment and security to the Indebtedness in accordance with subordination agreements satisfactory to Bank.

            5.10. Compliance; Hazardous Materials. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Unless approved in writing by Bank, neither Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

            5.11. Compliance with Assignment Laws. Shall if required by Bank comply with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts.

            5.12. Further Assurances. Shall take such further action and provide to Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

            5.13. Covenants Regarding Collateral. Borrower makes the following covenants with Bank regarding the Collateral:

            (a) Borrower will use the Collateral only in the ordinary course of its business and will not permit the Collateral to be used in violation of any applicable law or policy of insurance;

            (b) Borrower, as agent for Bank, will defend the Collateral against all claims and demands of all Persons, except for Permitted Liens;

            (c) Borrower will, at Bank's request, obtain and deliver to Bank such waivers as Bank may require waiving the landlord's, mortgagee's or other lienholder's enforcement rights against the Collateral and assuring Bank's reasonable access to the Collateral during normal business hours, in exercise of its rights hereunder;

            (d) Borrower will promptly deliver to Bank all promissory notes, drafts, trade acceptances, chattel paper, instruments or documents of title which are Collateral in tangible form, appropriately endorsed to Bank's order, and Borrower will not create any electronic chattel paper without taking all steps deemed necessary to confer control of the electronic chattel paper upon Bank in accordance with the Code;

            (e) Except for sales of Inventory in the ordinary course of business, Borrower will not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber any Collateral or any interest therein with a book value over $1,000,000.00 without the Bank's prior written consent; and

            (f) Borrower shall promptly notify Bank of any future patents, trademarks or copyrights owned by Borrower and any license agreements entered into by Borrower authorizing Borrower to use any patents, trademarks or copyrights owned by third parties.


         6. NEGATIVE COVENANTS OF BORROWER. Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each Subsidiary:

            6.1. Debt. Shall not create or permit to exist any Debt, including any guaranties or other contingent obligations, except Permitted Debt.

            6.2. Liens. Shall not create or permit any Liens on any of its property except Permitted Liens.

            6.3. Dividends. Shall not pay or declare any dividends (other than stock dividends) or other distribution or purchase, redeem or otherwise acquire any stock or other equity interests (including payments by Borrower from the "NDS Earn out" and/or the "Clinical Pharmacology Earn out") pay or acquire any debt subordinate to the Indebtedness unless, after giving effect thereto, there shall be no Default hereunder and such payment or acquisition is specifically permitted by Exhibit 6.3 hereto (if any); provided, however, that any Subsidiary may pay dividends to Borrower or another Subsidiary wholly-owned by Borrower.

            6.4. Loans and Other Investments. Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by the Moody's Investors Services, Inc. or Standard & Poor's Corporation, (d) existing investments in Subsidiaries, (e) endorsement of negotiable instruments for collection in the ordinary course of business, and (f) advances to employees for business travel and other expenses incurred in the ordinary course of business which do not at any time exceed $25,000 in the aggregate.

            6.5. Change in Business. Shall not enter into any business which is substantially different from the business in which it is presently engaged. Borrower may enter into any business which provides goods and/or services to pharmaceutical, biotechnology and drug development services companies.

            6.6. Accounts. (a) Shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes held by it other than the discount of such Accounts or notes in the ordinary course of business for collection; and (b) shall notify Bank promptly in writing of any discount, offset or other deductions not shown on the face of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any Account Debtor's financial condition or ability to pay its obligations.

            6.7. Transactions with Affiliates. Shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay any management fees to or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a Subsidiary); provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in (after written notice to Bank) if upon terms not less favorable to Borrower or such Subsidiary than if no such relationship existed.

            6.8. No Change in Name, Offices Jurisdiction of Organization; Removal of Collateral. Shall not, unless it shall have given 60 days' advance written notice thereof to Bank, (a) change its name or the location of its chief executive office or other office where books or records are kept, or change the jurisdiction in which the Borrower is organized, or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 4.9 the Perfection Certificate.

            6.9. No Sale, Leaseback. Shall not enter into any sale-and-leaseback or similar transaction.

            6.10. Margin Stock. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock. Notwithstanding the foregoing, for so long as Borrower is in compliance with the terms and conditions of this Agreement and after giving effect thereto, there shall be no Default hereunder, Borrower may continue its scheduled program to buy back up to 750,000 shares of its common stock.

            6.11. Tangible Collateral. Shall not, except as otherwise provided herein, allow any Inventory or other tangible Collateral to be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral; nor allow any tangible Collateral to become a fixture unless Bank shall have given its prior written authorization.

            6.12. Change of Ownership. Except in furtherance of an acquisition of an entity, as permitted under the $8,000,000 Note, Borrower shall not, without the prior written consent of Bank, permit a "change in control" to occur. Within the foregoing limit, Borrower and any Subsidiary may issue stock, options and warrants in compliance with existing employment/pension plans. In no event shall Borrower cease (on a fully diluted basis) to own and control less than a majority of the voting equity interests of any of Borrower's Subsidiaries, without the prior written consent of Bank. For the purposes of this Paragraph, a "change in control" shall mean (i) a merger or consolidation with or into an entity other than any wholly owned subsidiary of Borrower whereby Borrower is not the surviving entity; (ii) the sale of all or substantially all of the assets of Borrower to another entity; or (iii) a transaction whereby any entity or person not now an executive officer or director of Borrower becomes, either individually or as part of a group, a direct beneficial owner of 50.1% (or more) of the stock of Borrower.

            6.13. Use of Additional Name. Shall give Bank thirty (30) days prior written notice of any new trade or fictitious name. Borrower's use of any trade or fictitious name shall be in compliance with all laws regarding the use of such names.

            6.14. Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. Shall not dissolve or liquidate, or become a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or more than $1,000,000.00, in the aggregate during the term hereof, of its property or assets or sell or dispose of any equity ownership interests in any Subsidiary except for (a) any merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Subsidiary of Borrower with or to any other Subsidiary of Borrower, any purchase or other acquisition by the Borrower or any Subsidiary of the assets or stock of any other Subsidiary, and sales and dispositions of assets (including the stock of Subsidiaries) for at least fair market value (as determined by the board of directors of Borrower) so long as the net book value of all assets sold or otherwise disposed of in any fiscal year does not exceed 10% of the Tangible Net Worth as of the last day of the preceding fiscal year. Borrower shall not acquire by acquisition, merger or otherwise, all or a substantial part of the assets of any Person unless Borrower is in compliance with the terms and conditions of this Agreement and after giving effect thereto, there shall be no Default hereunder.

            6.15. Change of Fiscal Year or Accounting Methods. Shall not change its fiscal year or its accounting methods.

            6.16. Cross-Default. Shall not default in payment or performance of any obligation under any other loans, contracts, or agreements of Borrower, any subsidiary or affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower, with Bank or its affiliates.

            6.17. Guarantees. Guarantee or otherwise become responsible for obligations of any other person, corporation or entity other than the endorsement of checks and drafts for collection in the ordinary course of business for collection.

            6.18. Management. Replace or otherwise remove Lisa Krinsky, M.D., and/or Mr. Arnold Hantman from their respective executive positions with the Borrower.

         7. OTHER COVENANTS OF BORROWER. Borrower and each Guarantor covenant and agree that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each Guarantor shall comply with the following additional covenants:

            7.1 Leverage Ratio. Borrower and each Guarantor shall, at all times, maintain a consolidated aggregate Leverage Ratio of not more than .75 to 1.0. "Leverage Ratio" shall be measured as the ratio of aggregate Total Liabilities of the Borrower and Guarantor divided by aggregate Tangible Net Worth of the Borrower and Guarantor and shall be tested quarterly. "Total Liabilities" shall mean the aggregate of all liabilities of Borrower and Guarantor, including capitalized leases and all reserves for deferred taxes, debt fully subordinated to Bank on terms and conditions acceptable to Bank, and other deferred sums appearing on the liabilities side of a balance sheet of Borrower and Guarantor, in accordance with generally accepted accounting principles applied on a consistent basis. "Tangible Net Worth" shall mean the aggregate of Borrower's and Guarantor's total assets minus Total Liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower or Guarantor including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets.

            7.2 Debt Service Coverage Ratio. Borrower and Guarantor shall maintain a Consolidated Debt Service Coverage Ratio of not less than 3.0 to 1.0, to be calculated annually at each fiscal year-end. "Consolidated Debt Service Coverage Ratio" means the ratio of the aggregate net profit of Borrower and

Guarantor after tax, plus depreciation and amortization, less, unfinanced capital expenditures, less, dividends, divided by the paid current portion of long term debt, including capitalized leases during each period.

            7.3 Liquidity Covenant. Borrower and domestic Guarantor shall maintain an aggregate of unencumbered aggregate cash liquidity equal to the then lesser of (i) $3,000,000.00 or (ii) the aggregate outstanding balance under the $7,000,000 Note and the $8,000,000 Note.

            7.4 Deposit Relationship. Borrower and Guarantor shall maintain its primary depository account with Bank.


         8. DEFAULT.

            8.1. Events of Default. Each of the following shall constitute an Event of Default:

            (a) There shall occur any default by Borrower in the payment, when due, of any principal of or interest on the $7,000,000 Note or the $8,000,000 Note, any amounts due hereunder or any other Loan Document, or any other Indebtedness and the continuance thereof for 10 business days; or

            (b) There shall occur any material default by Borrower or any other party to any Loan Document (other than Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 8 which default shall continue for a period of more than 10 business days; or

            (c) Any representation or warranty made by Borrower or any other party to any Loan Document (other than Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

            (d) Any other obligation now or hereafter owed by Borrower or any Subsidiary or Guarantor to Bank shall be in default and not cured within the grace period, if any, provided therein; or

            (e) Borrower or any Subsidiary or Guarantor shall (A) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets,
(B) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (C) make a general assignment for the benefit of its creditors, (D) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (E) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (F) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

            (f) An involuntary petition or complaint shall be filed against Borrower or any Subsidiary or any Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or any Subsidiary or any Guarantor, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within ninety (90) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions;

            (g) There shall occur any material loss, theft, damage or destruction of any of the Collateral, which loss is not insured within commercially reasonable limits; or

            (h) A judgment in excess of $10,000 shall be rendered against the Borrower or any Subsidiary or Guarantor and shall remain undischarged, undismissed and unstayed for more than 30 days (except judgments validly covered by cash or a bond with a deductible of not more than $100,000) after the filing of such judgment or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of Borrower, any Subsidiary or any Guarantor by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution in an amount in excess of $100,000 which levy, attachment, garnishment or seizure shall remain undischarged, undismissed, undissolved or unstayed for more than 30 days after the entry of the same; or

            (i) Borrower, any Subsidiary or any Guarantor shall fail to pay, on demand, any returned or dishonored draft, check, or other item which has been deposited to the Collections Account or the Demand Deposit Account or otherwise presented to Bank and for which Borrower has received provisional credit; or

            (j) Any Guarantor shall repudiate or revoke any Guaranty Agreement;
or

            (k) Loss, theft, damage or destruction of any material portion of the tangible Collateral for which there is either no insurance coverage or for which, in the reasonable opinion of Bank, there is insufficient insurance coverage; or

            (l) There shall occur any change in the condition (financial or otherwise) of Borrower and/or any Guarantor which, in the reasonable opinion of Bank, could have a Material Adverse Effect;

            (m) The death of the holder of the majority ownership interests of Borrower; or

            (n) Borrower or any Subsidiary shall suffer a material change in ownership or a "change in control" as set forth in Section 6.12.

            8.2. Remedies. If any Default shall occur, Bank may, without notice to Borrower, at its option, withhold further Advances to Borrower. If an Event of Default shall have occurred and be continuing, Bank may at its option take any or all of the following actions:

            (a) Bank may declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Indebtedness, exercise any remedy available to Bank hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Bank to exercise any other remedies.

            (b) Without waiving any of its other rights hereunder or under any other Loan Document, Bank shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by Bank, Borrower will promptly assemble the Collateral and make it available to Bank at Borrower's or Guarantor's place of business, as the case may be. Borrower agrees that any notice by Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrower if the notice is sent to Borrower by receipted federal express or other overnight courier service, first morning delivery, at least five days before the action to be taken. Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.

            (c) Bank may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper or for proceeds of any Collateral (either in Borrower's name or Bank's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts.

            8.3. Receiver. In addition to any other remedy available to it, Bank shall have the absolute right, upon the occurrence of an Event of Default (after the expiration of Borrower's right to cure, if any), to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Bank in connection with such receivership shall bear interest at the Default Rate, at Bank's option, and shall be secured by all Collateral.

            8.4. Deposits; Insurance. After the occurrence of an Event of Default, Borrower authorizes Bank to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

         9. SECURITY AGREEMENT.

            9.1. Security Interest.

            (a) As security for the payment and performance of any and all of the Indebtedness and the performance of all other obligations and covenants of Borrower hereunder and under the other Loans Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower to Bank, Borrower hereby pledges to Bank and gives Bank a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of Borrower in and to the Collateral, whether now owned or hereafter acquired by Borrower.

            (b) Except as herein or by applicable law otherwise expressly provided, Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and Borrower agrees to take such steps. In any case Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein whether Borrower may have reasonably requested Bank to take such actions or not; however, Bank's omission to take any action requested by Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by Bank of specified items of Collateral against any liability of Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of Bank's options, powers or rights under this Agreement or otherwise arising.

            (c) Following the occurrence of an Event of Default (after the expiration of Borrower's right to cure, if any), Bank may thereafter at any time and from time to time, with notice to Borrower, (i) transfer into the name of Bank or the name of Bank's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to Bank of any amounts due or to become due thereon and (iii) receive and after a Default direct the disposition of any proceeds of any Collateral.

            9.2. Net Cash Position

            (a) Until the earlier of (i) notification by Bank to Borrower or
(ii) the occurrence of a Default, all collected balances held in the Collections Account shall be considered in calculating the Net Cash Position.

            (b) Upon the earlier of (i) notification by Bank to Borrower or (ii) the occurrence of a Default, in Bank's sole discretion, all collected balances held in the Collections Account shall not be considered in calculating the Net Cash Position.

            9.3. Power of Attorney. Borrower authorizes Bank at Borrower's expense to file any financing statements relating to the Collateral (without Borrower's signature thereon) which Bank deems appropriate and Borrower irrevocably appoints Bank as its attorney-in-fact to execute any such financing statements and/or control agreements in Borrower's name and to perform all other acts, at Borrower's expense, which Bank deems appropriate to perfect and to continue perfection of the security interest of Bank. Borrower hereby appoints Bank as Borrower's attorney-in-fact to endorse, present and collect on behalf of Borrower and in Borrower's name any draft, checks or other documents necessary or desirable to collect any amounts which Borrower may be owed. Following the occurrence of an Event of Default (after the expiration of Borrower's right to cure, if any) Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and reasonable attorneys' fees and expenses incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivering of the Collateral; secondly, to interest due upon any of the Indebtedness; and thirdly, to the principal amount of the Indebtedness. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Bank therefor.

            9.4. Entry. Borrower hereby irrevocably consents to any act by Bank or its agents in entering upon any premises during normal business hours, upon reasonable notice, but in no event more often than twice annually provided that an Event of Default has not occurred or is continuing, for the purposes of either (i) inspecting the Collateral or (ii) following the occurrence of an Event of Default (after the expiration of Borrower's right to cure, if any) taking possession of the Collateral and Borrower hereby waives its right to assert against Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

            9.5. Other Rights. After an Event of Default has occurred and after expiration of any cure period, Borrower authorizes Bank without affecting Borrower's obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as Bank in its sole discretion may determine.

            9.6. Accounts. Following the occurrence of an Event of Default (after the expiration of Borrower's right to cure, if any), Bank may notify any Account Debtor of Bank's security interest and may direct such Account Debtor to make payment directly to Bank for application against the Indebtedness. Any such payments received by or on behalf of Borrower at any time, whether before or after default, shall be the property of Bank, shall be held in trust for Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of Borrower in an account with Bank) and shall be immediately delivered to Bank in the form received. Bank shall have the right to apply any proceeds of Collateral to such of the Indebtedness as it may determine.

            9.7. Waiver of Marshaling. Following the occurrence of an Event of Default (after the expiration of Borrower's right to cure, if any) Borrower hereby waives any right it may have to require marshaling of its assets.

            9.8 Control. Borrower will cooperate with Bank in obtaining control of, or control agreements with respect to, Collateral for which control or a control agreement is required for perfection of the Bank's security interest under the Code.

        10. MISCELLANEOUS.

            10.1. No Waiver, Remedies Cumulative. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

            10.2. Survival of Representations. All representations and warranties made herein shall survive the making of the Loan hereunder and the delivery of the $7,000,000 Note and $8,000,000 Note, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Bank to Borrower, and until this Agreement expires in accordance with its terms.

            10.3. Indemnity By Borrower; Expenses. In addition to all other Indebtedness, Borrower agrees to defend, protect, indemnify and hold harmless Bank and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable attorneys' and paralegals' fees, costs and expenses) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of Borrower and Borrower's operations), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Bank's Liens in the Collateral, maintenance of the Loan by Bank, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Indebtedness, (ii) any suit, investigation, action or proceeding by any Person (other than Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Bank's furnishing of funds to Borrower under this Agreement, (iii) Bank's preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including the reasonable fees and disbursements of counsel for Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral, (iv) periodic field exams, audits and appraisals performed by Bank and/or (v) any matter relating to the financing transactions contemplated by the Loan Documents or by any document execution in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee's gross negligence or willful misconduct. If Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or Borrower's or Bank's interests therein, Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. In addition, Borrower agrees to pay and save Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Bank or Borrower with respect to the applicability of such tax. Borrower's obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Bank shall be part of the Indebtedness, secured by the Collateral, chargeable against Borrower's loan account, and shall survive termination of this Agreement.

            10.4. Notices. Any notice or other communication hereunder under the Note to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

        Bank:              Commercial Notices
                           Wachovia Bank, National Association
                           Mail Code VA7391
                           P.O. Box 13327
                           Roanoke, Virginia 24001

        With a copy to:    Wachovia Bank, National Association
                           200 S. Biscayne Boulevard, 15th Floor
                           Miami, Florida 33131
                           Attn: Daniel N. Gonzalez

        Borrower:          SFBC International, Inc.
                           11190 Biscayne Boulevard
                           North Miami, Florida 33181
                           Attn: David Natan

            10.5. Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of the Jurisdiction and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction) except insofar as the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority and enforcement of security interests in the Collateral.

            10.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank, and their respective successors and assigns; provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and any such assignment made without such consent will be void.

            10.7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

            10.8. No Usury. Regardless of any other provision of this Agreement, the Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Note and not to the payment of interest, and (ii) if the loan evidenced by the Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

            10.9. Powers. All powers of attorney granted to Bank are coupled with an interest and are irrevocable.

            10.10. Approvals. If this Agreement calls for the approval or consent of Bank, such approval or consent may be given or withheld in the reasonable discretion of Bank unless otherwise specified herein.

            10.11. Binding Arbitration; Preservation of Remedies.

            (a) Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to the Loan Documents ("Disputes") between the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act in Miami, FL. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

            (b) Special Rules. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

            (c) Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to the parties' entitlement to such remedies is a Dispute.

            (d) No Punitive Damages. Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waives any right or claim to punitive or exemplary damages it may have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.

            (e) Waiver of Jury Trial. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

            10.12. Participations. Bank shall have the right to enter into one or more participation with other lenders with respect to the Indebtedness. Upon prior notice to Borrower of such participation, Borrower shall thereafter furnish to such participant any information furnished by Borrower to Bank pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Bank from pledging or assigning this Agreement and Bank's rights under any of the other Loan Documents, including collateral therefor, to any Federal Reserve Bank in accordance with applicable law.

            10.13. Dealings with Multiple Borrowers. If more than one Person is named as Borrower hereunder, all Indebtedness, representations, warranties, covenants and indemnities set forth in the Loan Documents to which such Person is a party shall be joint and several. Bank shall have the right to deal with any individual of any Borrower with regard to all matters concerning the rights and obligations of Bank hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members and/or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers hereunder. Each Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of Bank to enter into the terms hereof and to consummate the transactions contemplated hereby.

            10.14. Waiver of Certain Defenses. To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of any other law requiring Bank to attempt to realize upon any Collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of Bank and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Indebtedness, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Indebtedness.

            10.15. Other Provisions. Any other or additional terms and conditions set forth in Exhibit 10.15 (if any) are hereby incorporated herein.

            10.16. Amended and Restated Credit and Security Agreement. This Amended and Restated Credit and Security Agreement amends, restates, supersedes and replaces in its entirely that certain Credit and Security Agreement dated September 16, 2002 (the "Original Security Agreement"). Should there by any conflict between any of the terms of this Amended and Restated Credit and Security Agreement and the Original Security Agreement, the terms of this Amended and Restated Credit and Security Agreement shall control. The execution and delivery of this Amended and Restated Credit and Security Agreement shall not create a novation of any previous or existing lien.

            [EXECUTIONS AND ACKNOWLEDGMENTS APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                           BORROWER:

                           SFBC INTERNATIONAL, INC., a Delaware corporation

                           By: /s/
                               -------------------------------------------------
                           David Natan, Vice President and CFO

                           GUARANTOR:

                           SOUTH FLORIDA KINETICS, INC., a Florida corporation, d/b/a SOUTH FLORIDA BIOAVAILABILITY CLINIC

                           By: /s/
                               -------------------------------------------------
                           David Natan, Vice President

                           SFBC FT. MYERS, INC., a Florida corporation

                           By: /s/
                               -------------------------------------------------
                           David Natan, Vice President

                           SFBC ANALYTICAL LABORATORIES, INC.,
                           a Florida corporation

                           By: /s/
                               -------------------------------------------------
                           David Natan, Vice President

                           SFBC NEW DRUG SERVICES, INC., a Florida corporation, f/k/a SFBC CHARLOTTE, INC.

                           By: /s/
                               -------------------------------------------------
                           David Natan, Vice President

                           SFBC CANADA, INC., a Federal corporation (Canada)

                           By: /s/
                               -------------------------------------------------
                           David Natan, Vice President and Assistant Secretary

                           ANAPHARM, INC., a provincial corporation (Quebec)

                           By: /s/
                               -------------------------------------------------
                           David Natan, Vice President, Secretary and Treasurer

                           SYNFINE RESEARCH INC., a provincial corporation (Ontario)

                           By: /s/
                               -------------------------------------------------
                           David Natan, Vice President and Assistant Secretary

                           DAEDAL MANAGEMENT & INVESTMENT INC.,
                           a provincial corporation (Ontario)

                           By: /s/
                               -------------------------------------------------
                                    David Natan, Vice President and
                                    Assistant Secretary

                           DANAPHARM CLINICAL RESEARCH INC.,
                           a provincial corporation (Ontario)

                           By: /s/
                               -------------------------------------------------
                                    David Natan, Vice President and
                                    Assistant Secretary

                           BANK:

                           WACHOVIA BANK, NATIONAL ASSOCIATION

                           By: /s/
                               -----------------------------------------(SEAL)
                                    Daniel N. Gonzalez, Senior Vice President


                   [ACKNOWLEDGMENTS APPEAR ON FOLLOWING PAGE]

COMMONWEALTH OF BAHAMAS        )
                               )  SS:
PROVINCE OF NASSAU             )

I HEREBY CERTIFY THAT on this day, before me in this Commonwealth of Bahamas, Province of Nassau, personally appeared David Natan, as (i) the Vice President and CFO of SFBC INTERNATIONAL, INC., a Delaware corporation; (ii) the Vice President of SOUTH FLORIDA KINETICS, INC., a Florida corporation, d/b/a SOUTH FLORIDA BIOAVAILABILITY CLINIC; (iii) the Vice President of SFBC FT. MYERS, INC., a Florida corporation; (iv) the Vice President of SFBC ANALYTICAL LABORATORIES, INC., a Florida corporation; (v) the Secretary of SFBC NEW DRUG SERVICES, INC., a Florida corporation, f/k/a SFBC CHARLOTTE, INC.; (vi) the Vice President and Assistant Secretary of SFBC CANADA, INC., a Federal corporation (Canada), (vii) the Vice President, Secretary and Treasurer of ANAPHARM, INC., a provincial corporation (Quebec), (viii) the Vice President and Assistant Secretary of DAEDAL MANAGEMENT & INVESTMENT, INC., a provincial corporation (Ontario), (ix) the Vice President and Assistant Secretary of DANAPHARM CLINICAL RESEARCH INC., a provincial corporation (Ontario), and (x) the Vice President and Assistant Secretary of SYNFINE RESEARCH INC., a provincial corporation (Ontario), who after being duly sworn, executed the forgoing instrument.

WITNESS my hand and official seal this 30 day of July, 2003.

                  Print or Stamp Name:
                                      ------------------------------------------
                  Notary Public: /s/
                                    --------------------------------------------
                  Commission No.:
                                 -----------------------------------------------
                  My Commission Expires:
                                        ----------------------------------------


COMMONWEALTH OF BAHAMAS        )
                               )  SS:
PROVINCE OF NASSAU             )

I HEREBY CERTIFY THAT on this day, before me in this Commonwealth of Bahamas, Province of Nassau, personally appeared Daniel N. Gonzalez, as Senior Vice President of Wachovia Bank, National Association, who after being duly sworn, executed the forgoing instrument.

WITNESS my hand and official seal this 30 day of July, 2003.

                  Print or Stamp Name:
                                      ------------------------------------------
                  Notary Public: /s/
                                    --------------------------------------------
                  Commission No.:
                                 -----------------------------------------------
                  My Commission Expires:
                                        ----------------------------------------

                              SCHEDULE OF EXHIBITS

         (If any exhibit is omitted, the information called for therein shall be considered "None" or "Not Applicable")

Exhibit   Section Reference                     Title
-------   -----------------                     -----
  1       1    ("Definitions")                  Definitions
  1.1A    1.1 ("Collateral")                    Additional Collateral
  1.1B    1.1 ("Eligible Accounts")             Ineligible Accounts
  1.1C    1.1 ("Permitted Debt")                Permitted Debt
  1.1D    1.1 ("Permitted Liens")               Permitted Liens
  3.1     3.1(b)(vii) ("Supporting Documents")  Perfection Certificate
  4.3     4.3 ("Financial Condition")           Contingent Liabilities
  4.4     4.4 ("Litigation")                    Litigation
  4.9     4.9"Location")                        Offices of Borrower
  4.14    4.14 ("Subsidiaries")                 List of Subsidiaries
  4.15    4.15 ("Environmental")                Environmental Disclosures
  4.18    4.18 ("Names")                        Names; Mergers; Acquisitions
  4.22    4.22 ("Additional Representations")   Additional Representations
  6.3     6.3 ("Dividends")                     Permitted Dividends
                                                and Distributions
  10.15   10.15 ("Other Provisions")            Additional Terms

                                    EXHIBIT 1

                                   DEFINITIONS

1.1      DEFINED TERMS:

         "Account" has the meaning set forth in the Code, together with any guaranties, letters of credit, Letter-of-Credit Right, and other security therefore, including Supporting Obligations.

         "Account Debtor" means a Person who is obligated under any Account, Chattel Paper, General Intangible or instrument (as instrument is defined in the Code).

         "Advance" means an advance of proceeds of the Loan to Borrower or the issuance of a letter of credit or bankers acceptance on behalf of Borrower pursuant to this Agreement.

         "Advance Date" means the date on which an Advance is made.

         "Advance Request" means the written request for an Advance under the Loan as identified in Subsection 2.5(a) hereof and shall also include presentments triggering an automatic Advance under the Services Agreement.

         "Affiliate" of a Person means (a) any Person directly or indirectly owning 5% or more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer, director or employee of such named Person or any Affiliate of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

         "Arbitration Rules" has the meaning set forth in Section 10.11.

         "Borrowing Base" means at any time the sum of 80% of the total amount of Eligible Accounts plus 50% of Eligible Unbilled Accounts minus any Reserves required by Bank.

         "Borrowing Base Certificate" has the meaning set forth in Subsection 5.6.(a).

         "Business Day" means a weekday on which commercial banks are open for business in Miami, Florida.

         "Chattel Paper" has the meaning set forth in the Code, including Electronic Chattel Paper, together with any guaranties, letters of credit, Letter-of-Credit Right, and other security therefore, including Supporting Obligations.

         "Code" means the Uniform Commercial Code, as presently and hereafter enacted in the Jurisdiction. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the Code and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the Code. Any such term relating to the description of Collateral may be defined in one or both of (a) the version of
Article 9 of the Code as enacted and in effect in the Jurisdiction on the date of this Agreement, or (b) the revised version of Article 9 of the Code (substantially in the form of Revised Article 9 (2000 Revision) promulgated by the National Conference of Commissioners on Uniform State Laws and the American Law Institute) ("Revised Article 9") enacted and in force in the Jurisdiction at any relevant future time. If terms defining items or classes of Collateral change or are added as a result of the enactment of Revised Article 9 in the Jurisdiction, the meaning to be ascribed to any such term with respect to any particular item or class of Collateral hereunder and to the interpretation thereof after the date of such enactment shall be (i) if such term is defined in both versions of Article 9 and such definitions differ, the broader or more encompassing of the two definitions regardless of duplication, and (ii) if such term is defined under only one of the versions of Article 9, the definition in that version. Except for the filing of registrations in Canada to secure that portion of Borrower's Collateral located in Canada, the term "Code" shall not mean or refer to any similar law(s) enacted or in force in Canada or any province or any other governmental subdivision.

         "Collateral" means the following property of Borrower, wherever located and whether now owned by Borrower or hereafter acquired: (a) all Inventory; (b) all General Intangibles; (c) all Accounts and Chattel Paper and any other instrument or intangible representing payment for goods or services; (d) all Equipment; (e) all investment property (as defined in the Code); (f) any other collateral described in Exhibit 1.1A hereto (if any) or in which Bank may be hereafter granted a security interest or Lien; (g) all funds in the Demand Deposit Account, the Collections Account or otherwise on deposit with or under the control of Bank or its agents or correspondents; and (h) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds and Supporting Obligations of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto.

         "Collections Account" means the controlled disbursement account maintained at Bank to which collections, deposits and other payments on or with respect to Collateral are made pursuant to the terms hereof, to which only Bank shall have access.

         "Debt" means all liabilities of a Person as determined under GAAP and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable for, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and (g) obligations for deposits.

         "Default Rate" means the highest lawful rate of interest per annum specified in any Note to apply after a default under such Note or, if no such rate is specified, a rate equal to the lesser of (a) the Libor Market Index Rate plus three percent (3%) per annum and (b) the highest rate of interest allowed by law.

         "Demand Deposit Account" means the demand deposit account #2000014656529 or any other demand deposit account maintained by Borrower with Bank or the DDA Account as defined in the Services Agreement.

         "Disputes" has the meaning set forth in Section 10.11.

         "Electronic Chattel Paper" has the meaning set forth in the Code.

        "Eligible Accounts" means an Account receivable of Borrower or Guarantor not more than sixty (60) days from the date of the original invoice that arises in the ordinary course of Borrower's or Guarantor's business and meets the following eligibility requirements: (a) the sale of goods or services reflected in such account is final and such goods and services have been delivered or provided and accepted by the Account Debtor and payment for such is owing; (b) the invoices comprising an Account are not subject to any claims, returns or disputes of any kind; (c) the Account Debtor is not insolvent; (d) the Account Debtor has its principal place of business in the United States; (e) the Account Debtor is not an Affiliate of Borrower or Guarantor and is not a supplier to Borrower or Guarantor and the Account is not otherwise exposed to risk of set-off; (f) not more than fifty percent (50%) of the original invoices owing Borrower or Guarantor by the Account Debtor are more than sixty (60) days from the date of the original invoice; (g) accounts for which the total of all Accounts from an Account Debtor exceed ten percent (10%) of the total Accounts of Borrower or Guarantor (unless Bank shall have given its prior written approval); and (h) any other Account which Bank otherwise in its sole and absolute discretion deems to be ineligible.

        "Eligible Unbilled Accounts" means an Account receivable without an outstanding invoice owned by South Florida Kinetics, Inc., a Florida corporation d/b/a South Florida Bioavailability Clinic, that has been recognized into income and represents a final amount due for work performed, such Account remaining unbilled not more than forty-five (45) days from the date of the contract completion that arises in the ordinary course of Guarantor's business and meets the following eligibility requirements: (a) the sale of goods or services reflected in such Account is final and such goods and services have been delivered or provided and accepted by the Account Debtor and payment for such is owing to the best of Borrower's knowledge; (b) the invoices comprising an Account are not subject to any claims, returns or disputes of any kind; (c) the Account Debtor is not insolvent; (d) the Account Debtor has its principal place of business in the United States; (e) the Account Debtor is not an Affiliate of Guarantor and is not a supplier to Guarantor and the Account is not otherwise exposed to risk of set-off; (f) not more than fifty percent (50%) of the original invoices owing Guarantor by the Account Debtor are more than sixty (60) days from the date of the original invoice; (g) accounts for which the total of all Accounts from an Account Debtor exceed ten percent (10%) of the total Accounts of Guarantor (unless Bank shall have given its prior written approval); and (h) any other Account which Bank otherwise in its sole and absolute discretion deems to be ineligible.

         "Environmental Laws" means, collectively the following acts and laws, as amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; and any other "Superfund" or "Superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         "Equipment" has the meaning set forth in the Code.

         "Event of Default" means any event specified as such in Section 8.1 hereof ("Events of Default"), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; "Default" or "default" means any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

         "GAAP" means generally accepted accounting principles as in effect in the Unites States from time to time, consistently applied.

         "General Intangibles" has the meaning set forth in the Code , together with any guaranties, letters of credit, Letter-of-Credit Right, and other security therefore, including Supporting Obligations.

         "Guarantor" means collectively, SOUTH FLORIDA KINETICS, INC., a Florida corporation, d/b/a SOUTH FLORIDA BIOAVAILABILITY CLINIC, SFBC FT. MYERS, INC., a Florida corporation, SFBC ANALYTICAL LABORATORIES, INC., a Florida corporation, SFBC NEW DRUG SERVICES, INC., a Florida corporation, f/k/a SFBC CHARLOTTE, INC.,

SFBC CANADA, INC., a Federal corporation (Canada), and ANAPHARM, INC., a provincial corporation (Quebec), DAEDAL MANAGEMENT & INVESTMENT INC., a provincial corporation (Ontario), DANAPHARM CLINICAL RESEARCH INC., a provincial corporation (Ontario), and SYNFINE INC., a provincial corporation (Ontario) and any Person now or hereafter guaranteeing, endorsing or otherwise becoming liable for any Indebtedness.

         "Guaranty Agreement" means any guaranty instrument now or hereafter executed and delivered by any Guarantor to Bank, as it may be modified.

         "Indebtedness" means all obligations now or hereafter owed to Bank by Borrower, whether related or unrelated to the Loan, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loan, sums advanced to pay overdrafts on any account maintained by Borrower with Bank, reimbursement obligations for outstanding letters of credit or banker's acceptances issued for the account of Borrower or its Subsidiaries, amounts paid by Bank under letters of credit or drafts accepted by Bank for the account of Borrower or its Subsidiaries, together with all interest accruing thereon, all obligations under any swap agreements as defined in 11 U.S.C. ?101 between Bank and Borrower whenever executed, all fees, all costs of collection, attorneys' fees and expenses of or advances by Bank which Bank pays or incurs in discharge of obligations of Borrower or to inspect, repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

         "Inventory" has the meaning set forth in the Code.

         "Item" means any "item" as defined in Section 4-104 of the Code, and shall also mean and include checks, drafts, money orders or other media of payment.

         "Jurisdiction" means the State of Florida.

         "Letter-of-Credit Right" has the meaning set forth in the Code.

         "Libor Market Index Rate" shall have the meaning set forth in each respective Note.

         "Lien" means any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law or otherwise.

         "Loan" means the $7,000,000 revolving loan credit facility and $8,000,000 non-revolving loan credit facility identified in Section 2.1(a) and
Section 2.1(b) hereof.

         "Loan Documents" means this Agreement, any other Security Agreement, any Note, any Guaranty Agreement, the Advance Requests, Borrowing Base Certificates, UCC-1 financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Indebtedness contemplated hereby or delivered in connection herewith, as they may be modified, amended, extended, renewed or substituted from time to time.

         "Material Adverse Effect" means any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of Borrower and/or any other Person obligated under any of the Loan Documents, or (iii) material adverse effect upon the ability of Borrower or any other Person to fulfill any obligation under any of the Loan Documents.

         "Maximum Loan Amount" means $7,000,000.00.

         "Net Cash Position" shall have the meaning set forth in the Services Agreement.

         "Note" shall have the meaning set forth in Section 2.2 and any other promissory note now or hereafter evidencing any Indebtedness, and all modifications, extensions and renewals thereof.

         "Perfection Certificate" means a certificate executed by the chief executive officer and chief legal officer of Borrower, substantially in the form of Exhibit 3.1 hereto.

         "Permitted Debt" means (a) the Indebtedness; (b) any other Debt listed on Exhibit 1.1C hereto (if any) and any extensions, renewals, replacements, modifications and refundings of any such Debt if, and to the extent, permitted by Exhibit 1.1C; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such exhibit; (c) the Debt of any Guarantor arising under any Guaranty Agreement (as defined herein);
(d) the Debt of any Subsidiary to Borrower; and (e) subordinated Debt, which subordinated Debt may be refinanced by Borrower, as long as the terms and conditions of such refinancing including, but not limited to, principal amount, interest rate and maturity date, are in form and substance acceptable to Bank and such refinancing is subject to a subordination agreement executed by the refinancing lenders in form and substance acceptable to Bank.

         "Permitted Liens" means (a) Liens securing the Indebtedness; (b) Liens not in excess of $100,000 for taxes and other statutory Liens, landlord's Liens and similar Liens arising out of operation of law so long as the obligations secured thereby are not past due or are being contested and the proceedings contesting such obligations have the intended effect of preventing the forfeiture or sale of the property subject to such Lien; (c) Liens on Equipment in favor of Citicorp Vendor Finance, Inc., Copelco Capital, Inc., and Royal Bank of Canada incurred in the ordinary course of business, provided, however, that no Debt not now secured by such Liens shall become secured by such Liens hereafter and such Liens shall not encumber any other assets; (d) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves; (e) attachments, appeal bonds, judgments and other liens, for sums not exceeding $100,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed within 30 days as provided in this Agreement; (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Guarantor; (g) Liens that constitute purchase money security interests on property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property; and (h) the replacement, extension or renewal of any Permitted Lien upon or in the same property theretofore subject thereto arising out of the extension, renewal or replacement of the debt secured thereby (without increase in the amount thereof)

         "Person" means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government or any agency or political subdivision of any government, or any other entity or organization.

         "Regulated Materials" means any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

        "Reserves" means such amounts as may be required by Bank, at any time and from time to time without prior notice to Borrower or Guarantor, which Bank deems to be adequate to reserve against outstanding letters of credit, outstanding banker's acceptances, Borrower's and/or Guarantor's obligations to Bank or its affiliates or any guaranties or other contingent debts of Borrower and/or Guarantor.

         "Revolving Credit Period" means the period from and including the date of this Agreement to the Termination Date.

         "Security Agreement" means this Agreement as it relates to a security interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by Borrower or other Person granting Bank a security interest in any Collateral to secure the Indebtedness.

         "Services Agreement" means any Sweep Plus Loan & Investment Services Description between Bank and Borrower, and any modifications thereto.

         "Solvent" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair valuation greater than its liabilities, at fair valuation.

         "Subsidiary" means any corporation, partnership or other entity in which Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

         "Supporting Obligation" has the meaning set forth in the Code.

         "Termination Date" means the Maturity Date set forth in the $7,000,000 Note.


1.2. FINANCIAL TERMS. All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.

                                  EXHIBIT 1.1B

                         ADDITIONAL INELIGIBLE ACCOUNTS

                                  EXHIBIT 1.1C

                                 PERMITTED DEBT

         The following shall be additional Permitted Debt:


         1. Debt at any time outstanding for Borrower and all Subsidiaries incurred to purchase Equipment, provided that the amount of such debt shall not at any time create a Default hereunder.

         2. Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due.

         3.       Debt of any Subsidiary to Borrower or another Subsidiary.

         4. Endorsement of checks for collection in the ordinary course of business.

         5. Debt for equipment owed to Royal Bank of Canada in the ordinary course of business.

         6. Debt fully surbordinate to Bank on terms and conditions satisfactory to Bank in its sole and absolute discretion, under no circumstances to exceed $1,000,000.00 in the aggregate.

         7. Guaranty of Borrower of those certain acquisition costs of Anapharm, Inc., a provincial corporation (Quebec), in connection with that certain Share Purchase Agreement dated as of July 7, 2003, as they relate to the acquisition of Daedal Management & Investment Inc., a provincial corporation (Ontario) and Danapharm Clinical Research Inc., a provincial corporation (Ontario).

                                   EXHIBIT 3.1

                             PERFECTION CERTIFICATE

         I, David Natan, the vice president of finance and chief financial officer of SFBC INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby certify with reference to that certain Amended and Restated Revolving Credit and Security Agreement dated as of July 30, 2003 among the Company, SOUTH FLORIDA KINETICS, INC., a Florida corporation, d/b/a SOUTH FLORIDA BIOAVAILABILITY CLINIC, SFBC FT. MYERS, INC., a Florida corporation, SFBC ANALYTICAL LABORATORIES, INC., a Florida corporation, SFBC NEW DRUG SERVICES, INC., a Florida corporation, f/k/a SFBC CHARLOTTE, INC., SFBC CANADA, INC., a Federal corporation (Canada), ANAPHARM, INC., a provincial corporation (Quebec), DAEDAL MANAGEMENT & INVESTMENT INC., a provincial corporation (Ontario), DANAPHARM CLINICAL RESEARCH INC., a provincial corporation (Ontario), and SYNFINE INC., a provincial corporation (Ontario), and WACHOVIA BANK, NATIONAL ASSOCIATION, (the "Bank") and WACHOVIA BANK, NATIONAL ASSOCIATION, (the "Bank") (the "Credit Agreement") (terms defined therein being used herein as therein defined), to Bank as follows:

I.       NAMES.

         A. The exact corporate names of the Company and each Guarantor as it appears in their respective certificates of incorporation are as follows:

                  SFBC INTERNATIONAL, INC., a Delaware corporation

                  SOUTH FLORIDA KINETICS, INC., a Florida corporation, d/b/a SOUTH FLORIDA BIOAVAILABILITY CLINIC, formerly known as New South Florida Kinetics, Inc. (name change effective 6/7/99)

                  SFBC FT. MYERS, INC., a Florida corporation, formerly known as SFBC/Ft Meyers, Inc. (name change effective 2/15/01), formerly known as SFBC/Lee Coast Acquisition Corp. (name change effective 2/8/01)

                  SFBC ANALYTICAL LABORATORIES, INC., a Florida corporation

                  SFBC NEW DRUG SERVICES, INC., a Florida corporation, f/k/a SFBC CHARLOTTE, INC.

                  SFBC CANADA, INC., a Federal corporation (Canada)

                  ANAPHARM, INC., a provincial corporation (Quebec)

                  DAEDAL MANAGEMENT & INVESTMENT INC., a provincial corporation (Ontario)

                  DANAPHARM CLINICAL RESEARCH INC., a provincial corporation (Ontario), formerly known as Dynacare Clinical Research Inc., a provincial corporation (Ontario)

                  SYNFINE INC., a provincial corporation (Ontario), formerly known as 2022406 Ontario Inc., a provincial corporation (Ontario)

         B. Set forth below is each other corporate name the Company and each Guarantor have had since its organization, together with the date of the relevant change:

                  See I.A. above.


         C. The following is a list of all other names (including trade names or similar appellations) used by the Company, any Guarantor or any of its respective divisions or other business units at any time during the past five years:

                  See I.A. above.


         D. Except as set forth in Section I.A. above, neither the Company nor any Guarantor has changed its identity or corporate structure or the jurisdiction of their organization in any way within the past five years.


         E. SFBC INTERNATIONAL, INC., is organized under the laws of Delaware.
                  SOUTH FLORIDA KINETICS, INC., is organized under the laws of Florida.
                  SFBC FT. MYERS, INC., is organized under the laws of Florida. SFBC ANALYTICAL LABORATORIES, INC., is organized under the laws of Florida.
                  SFBC NEW DRUG SERVICES, INC. f/k/a SFBC CHARLOTTE, INC., is organized under the laws of Florida.
                  SFBC CANADA, INC., is organized under the Federal laws of Canada.
                  ANAPHARM, INC., is organized under the laws of the province of Quebec, Canada.
                  DAEDAL MANAGEMENT & INVESTMENT INC., is organized under the laws of the province of Ontario, Canada.
                  DANAPHARM CLINICAL RESEARCH INC., is organized under the laws of the province of Ontario, Canada.
                  SYNFINE INC., is organized under the laws of the province of Ontario, Canada.

II.      CURRENT LOCATIONS.

         A. The chief executive offices of the Company and each Guarantor are located at the following address:

                  Street Address                         County            State
                  --------------                         ------            -----
                  SFBC International, Inc.
                  11190 Biscayne Boulevard, Miami,  Florida  33181

                  SFBC New Drug Services, Inc.
                  415 McFarland Road, Suite 201
                  Kennett Square, Pennsylvania  19348

                  SFBC Canada, Inc.
                  800 West Rene-Levesque Boulevard, Suite 800,
                  Montreal, Quebec, Canada  H3B 1X9

                  Anapharm, Inc.
                  2050 West Rene-Levesque Boulevard
                  Quebec City, Quebec, Canada  G1V 2K8

                  Daedal Management & Investment Inc.
                  195 Dufferin Avenue, Suite 500
                  London (Ontario) N6K 1K7

                  Danapharm Clinical Research Inc.
                  195 Dufferin Avenue, Suite 500
                  London (Ontario) N6K 1K7

                  SynFine Research Inc.
                  120 Newkirk Road
                  Richmond Hill (Ontario) L4C 9S7

         B. The following are all the places of business of the Company and each Guarantor not identified above:

                  Street Address                         County            State
                  --------------                         ------            -----

                  SFBC Analytical Laboratories, Inc.
                  401A Industrial Drive
                  North Wales, Pennsylvania 19454

                  SFBC New Drug Services, Inc.
                  8701 Mallard Creek Road
                  Charlotte, North Carolina 28262

                  7 Sunrise Point Road
                  Lake Wylie, South Carolina 29710

                  SFBC Ft. Myers, Inc.
                  3949 Evans Avenue, Suite 300
                  Ft. Myers, Florida  33901

                  Anapharm, Inc.
                  1000, L'Eglise Road, Suite 600
                  St, Foy (Quebec)
                  Canada  G1V 2K8

                  5160 Decarie Boulevard
                  Montreal, Quebec
                  Canada  H3X 2H9

                  5190 des Forges Boulevard
                  Trois-Rivieres, Quebec
                  Canada  G8Y 1X3

         C. The following are all the locations where the Company and each Guarantor maintain any books or records relating to any
                  Accounts:

                  Street Address                         County            State
                  --------------                         ------            -----

                  See response to II.A. and II.B. above.

         D. The following are all the locations not identified above where the Company and any Guarantor maintain any Inventory, Equipment, Instruments, documents of title, warehouse receipts or other tangible Collateral:

                                                 Collateral   Does Collateral
                  Street Address  County  State  Description  Include Fixtures?
                  --------------  ------  -----  -----------  -----------------

                  n/a
                  -------------------------------------------------------------

         E. The following are the names and addresses of all Persons other than the Company and Guarantor which have possession of any of any Company's or Guarantors' Inventory, Equipment, Instruments, documents of title, warehouse receipts or other tangible Collateral:

                  Name          Street Address    County    State    Collateral Description
                  ----          --------------    ------    -----    ----------------------
                  n/a


         F. The following are all locations where the Company and Guarantor maintain any of the following:

                  1. wellheads or mineheads with respect to which the Company or Guarantor has an interest in unextracted minerals or the like (including oil and gas);
                      n/a

                  2.  timber to be cut; or
                      n/a

                  3. equipment used in farming operations, farm products, grain or crops growing or to be growing.
                      n/a

                  Name          Street Address    County    State    Collateral Description
                  ----          --------------    ------    -----    ----------------------


         G. The following are the names and jurisdictions of incorporation of the Company and/or Guarantor with respect to which the Company holds uncertificated securities:
                  n/a

         H. The following are all items of Collateral with respect to which a certificate of title has been issued by any jurisdiction or with respect to which the Company or any Guarantor has or intends to file an application for title.

                  The value of any and all Collateral with respect to which a certificate of title has been issued that is held by Company and all of the Guarantors does not exceed $75,000 in the aggregate.

III.     PRIOR LOCATIONS.

         A. Set forth below is the information required by subparagraphs A., B. and C. of paragraph II with respect to each location or place of business maintained by the Company or any Guarantor at any time during the past five years:

                  Daedal Management & Investment Inc.
                  591 Grandview Avenue
                  London (Ontario) N6K 3G1

                  Danapharm Clinical Research Inc.
                  245 Pall Mall Street
                  London (Ontario) N6A 1P4

                  SynFine Research Inc.
                  199 Bay Street, Suite 2800
                  Commerce Court West
                  Toronto (Ontario) M5L 1A9

         B. Set forth below is the information required by subparagraphs D., E. and F. of paragraph II with respect to each location or bailee where or with whom Collateral has been lodged at any time during the past four months: n/a

IV. UNUSUAL TRANSACTIONS. All Accounts have been originated by the Company and/or Guarantor, and all Inventory and Equipment has been acquired by the Company and/or Guarantor in the ordinary course of its business from a dealer in goods of that type.

V. EXISTING LIENS. Except as set forth in the Credit Agreement, as of the date hereof, there are no (i) UCC financing statements naming the Company or any Guarantor as debtor or seller and covering any of the Collateral, (ii) notices of the filing of any federal tax lien (filed pursuant to section 6323 of the Code) or any lien of the PBGC (filed pursuant to Section 4068 of ERISA) covering any of the Collateral or
         (iii) judgment liens filed against any Company or any Guarantor, except as set forth in Exhibit 1.1D to the Security Agreement.

VI. PATENTS, TRADEMARKS AND COPYRIGHTS. Save and except for SynFine Research Inc. which owns U.S. Patent Nos 6,121,454 and 6,437,139, neither the Company nor any Guarantor owns any Patents, Trademarks or Copyrights.

         IN WITNESS WHEREOF, the undersigned has hereunto set my hands this ____ day of July, 2003.

                                        SFBC International, Inc.

                                    By: /s/
                                           -------------------------------------
                                           David Natan, Vice President and
                                               Chief Financial Officer

                                   SCHEDULE 6
                                       To
                             Perfection Certificate

                   LIST OF PATENTS, TRADEMARKS AND COPYRIGHTS


                                  U.S. PATENTS

  Number          Date                      Issue Title                         Patent Holder
  ------          ----                      -----------                         -------------
[6,121,454]   [Sept. 19, 2000    [Synthesis of pharmaceutically       [ Pdi Research Laboratories, Inc.
                                 useful pyridine derivatives          (recording Assignment and Change
                                                                      of Name for the Benefit of SynFine
                                                                      Research Inc. in process)


 6,437,139    August 2, 2002     Synthesis of pharmaceutically        Pdi Research Laboratories, Inc.
              ]                  useful pyridine derivaties]          (recording Assignment and Change
                                                                      of Name for the Benefit of SynFine
                                                                      Research Inc. in process)
                                                                      ]

                                 PATENT LICENSES

             Licensor                           Licensee                       Patent Number                   Date
             --------                           --------                       -------------                   ----
[                             ]     [                             ]   [                             ]   [                 ]

                                          TRADEMARK REGISTRATIONS

              Trademark                                  Number                              Registration Date
              ---------                                  ------                              -----------------
[                                     ]    [                                     ]  [                                     ]

                             TRADEMARK APPLICATIONS

              Trademark                                  Number                              Registration Date
              ---------                                  ------                              -----------------
[                                     ]    [                                     ]  [                                     ]

                               TRADEMARK LICENSES

[                                     ]    [                                     ]  [                                     ]

                                   COPYRIGHTS

[                                     ]    [                                     ]  [                                     ]


                               COPYRIGHT LICENSES

[                                     ]    [                                     ]  [                                     ]

                                   EXHIBIT 6.3

                      PERMITTED DIVIDENDS AND DISTRIBUTIONS

Any dividend or other distribution or purchase, redemption or acquisition of stock or other equity interests or payment or acquisition of any debt subordinate to the Indebtedness, provided, after giving effect thereto, there shall be no Default hereunder.